Exhibit 99.1
LUMINEX CORPORATION REPORTS FIRST QUARTER 2009 RESULTS
AUSTIN, Texas (May 7, 2009) — Luminex Corporation (NASDAQ:LMNX) today announced financial results for the first quarter ended March 31, 2009. Recent financial and operating highlights include the following:
•
Consolidated first quarter revenue of $25.6 million, an 11 percent increase over the first quarter of 2008, and adjusted earnings per share, excluding a non-recurring item, of $0.04; with the impact of the litigation the loss per share was ($0.07)

•
System shipments of 203 including two installations of FLEXMAP 3D™, representing the tenth consecutive quarter of system shipments of 200 or more, and resulting in cumulative life-to-date shipments of 6,097

•	First quarter consumables revenue of $7.6 million and royalty revenue of $4.5 million

•	Royalty bearing sales reported by the company’s partners of over $65 million, a 21 percent increase over the first quarter of 2008

•	High margin items (assays, consumables, and royalties) represented 64 percent of consolidated first quarter revenue

•	Consolidated gross profit margin of 69 percent for the first quarter 2009, compared with first quarter 2008 gross profit margin of 66 percent

•	Announced the release of xPONENT® 3.1 Software and other product and partner milestones
As reflected in the financial results, during the first quarter of 2009, Luminex settled its litigation with The Research Foundation for the State University of New York and the Board of Trustees of the University of Illinois (“Plaintiffs”). The Plaintiffs received a one time cash payment of $4.35 million with no admission of fault by Luminex and a complete release of all claims.
GAAP net loss for the first quarter of 2009 of ($0.07) included the settlement of litigation of $4.35 million, as well as non-cash charges of $1.8 million in stock compensation expense associated with SFAS 123R and $0.7 million associated with the amortization of intangible assets. Adjusted net income for the first quarter of 2009 was $1.6 million, or adjusted net income per share of $0.04, excluding the non-recurring item of the SUNY litigation settlement of $4.35 million, compared with a net loss of $1.2 million, or ($0.03) per share for the first quarter of 2008. See attached reconciliation to GAAP reported results.
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LMNX Reports First Quarter 2009 Results

May 7, 2009
LUMINEX CORPORATION
REPORTABLE SEGMENT HIGHLIGHTS
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2009	2008
Revenue
Technology group	$21,098	$18,656
Assay group	4,459	4,356

	25,557	23,012

Operating income (loss)
Technology group	3,518	899
Assay group	(1,934)	(2,167)

Operating income (loss)	1,584	(1,268)
“We are pleased with our performance in the first quarter of 2009. In these unprecedented economic times, the company continued to execute well,” said Patrick J. Balthrop, president and chief executive officer of Luminex. “While there were negative effects on sequential quarterly revenue resulting from caution in overall customer spending behavior, volatility related to both our consumable and assay revenue streams, and a lighter than anticipated flu season, we remain confident regarding 2009.
“Our confidence is supported by the 200 instrument shipments for the quarter, and the mild flu season that affected our xTAG® Respiratory Viral Panel sales in the first quarter has been offset by favorable effects resulting from recent events related to H1N1, or Swine flu,” continued Balthrop. “We did an excellent job controlling costs and expenses, delivering 69 percent gross margin and earnings per share excluding non-recurring items of $0.04.”
FINANCIAL OUTLOOK AND GUIDANCE
The Company is lowering 2009 full year revenue guidance from between $130 million and $140 million to between $125 million and $135 million. The adjusted full year figures represent an increase of between 20 percent and 29 percent over reported 2008 revenue.
CONFERENCE CALL
Management will host a conference call to discuss the operating highlights and financial results for the first quarter ended March 31, 2009, on Thursday, May 7, 2009, at 5:00 p.m. Eastern time. The conference call will be webcast live and will be accompanied by a slide presentation, both of which may be accessed at Luminex Corporation’s website at http://www.luminexcorp.com. Simply log on to the web at the address above, go to the Company section and access the Investor Relations link. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the call and slides will be archived for six months on the website using the ‘replay’ link.
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LMNX Reports First Quarter 2009 Results

May 7, 2009
ABOUT LUMINEX CORPORATION
Luminex Corporation develops, manufactures and markets proprietary biological testing technologies with applications throughout the diagnostic and life sciences industries. The Company’s xMAP® multiplex solutions include an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics markets. The Company’s xMAP Technology is sold worldwide and is already in use in leading clinical laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex Corporation or xMAP Technology can be obtained at www.luminexcorp.com.
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LMNX Reports First Quarter 2009 Results

May 7, 2009
Statements made in this release that express Luminex’ or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “could,” “should” and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company’s actual results or performance could differ materially from those anticipated or projected in such forward-looking statements, which may include statements regarding the Company’s revenues and outlook for 2009, the Company’s continuing momentum, the Company’s position for the future and for executing on its growth strategy and delivering long term shareholder value, the ability of the Company’s installed base of instruments to continue to drive demand and growth for the Company’s business, the ability of the Company to continue to invest in its long-term growth strategies, including research and development projects, geographic and commercial expansion, dedication to regulatory compliance and the impact of various viral developments, including, but not limited to H1N1 or Swine Flu. Factors that could cause Luminex’ actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex’ products (including systems, consumables and assay kits) and technology, the Company’s dependence on strategic partners for development, commercialization and distribution of products, concentration of the Company’s revenue in a limited number of strategic partners, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle and bulk purchases of consumables, Luminex’ ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, potential shortages of components, competition, the timing of regulatory approvals, the implementation, including any modification, of the Company’s strategic operating plans, the uncertainty regarding the outcome or expense of any litigation brought against Luminex, risks relating to Luminex’ foreign operations, risks and uncertainties associated with implementing our acquisition strategy and the ability to integrate acquired companies, or selected assets into our consolidated business operations, including the ability to recognize the benefits of our acquisitions, as well as the risks discussed under the heading “Risk Factors” in Luminex’ Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission. The forward-looking statements, including the financial guidance, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.
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LMNX Reports First Quarter 2009 Results

May 7, 2009
LUMINEX CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	March 31,	December 31,
	2009	2008
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$70,715	$81,619
Short-term investments	37,903	40,784
Accounts receivable, net	13,922	11,024
Inventory, net	11,446	11,589
Other	1,069	1,377

Total current assets	135,055	146,393

Property and equipment, net	12,805	12,567
Intangible assets, net	14,410	14,901
Long-term investments	13,531	2,000
Goodwill	39,617	39,617
Other	1,640	1,813

Total assets	$217,058	$217,291

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,064	$4,580
Accrued liabilities	4,227	7,181
Deferred revenue	3,032	2,671
Current portion of long term debt	538	445

Total current liabilities	15,861	14,877

Long-term debt	3,322	2,914
Deferred revenue and other	4,714	4,960

Total liabilities	23,897	22,751

Stockholders’ equity:
Common stock	40	40
Additional paid-in capital	280,723	279,255
Accumulated other comprehensive loss	(104)	(47)
Accumulated deficit	(87,498)	(84,708)

Total stockholders’ equity	193,161	194,540

Total liabilities and stockholders’ equity	$217,058	$217,291

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LMNX Reports First Quarter 2009 Results

May 7, 2009
LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2009	2008
	(unaudited)
Revenue	$25,557	$23,012
Cost of revenue	7,989	7,755

Gross profit	17,568	15,257
Operating expenses:
Research and development	4,626	4,431
Selling, general and administrative	11,358	12,094

Total operating expenses	15,984	16,525

Income (loss) from operations	1,584	(1,268)
Interest expense from long-term debt	(118)	(135)
Settlement of Litigation	(4,350)	—
Other income, net	271	320

Loss before income taxes	(2,613)	(1,083)
Income taxes	(177)	(83)

Net loss	$(2,790)	$(1,166)

Net loss per share, basic	$(0.07)	$(0.03)

Shares used in computing net loss per share, basic	40,347	35,422
Net loss per share, diluted	$(0.07)	$(0.03)

Shares used in computing net loss per share, diluted	40,347	35,422
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LMNX Reports First Quarter 2009 Results

May 7, 2009
LUMINEX CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended
	March 31,
	2009	2008
	(unaudited)
Cash flows from operating activities:
Net loss	$(2,790)	$(1,166)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,963	1,656
Stock-based compensation and other	1,771	1,729
Loss on disposal of assets	10	—
Other	(131)	609
Changes in operating assets and liabilities:
Accounts receivable, net	(3,100)	51
Inventory, net	142	(929)
Prepaids and other	559	(294)
Accounts payable	3,481	290
Accrued liabilities	(3,309)	(2,519)
Deferred revenue	116	625

Net cash (used in) provided by operating activities	(1,288)	52

Cash flows from investing activities:
Net sales (purchases) of available-for-sale investments	(31,481)	(981)
Maturities of held-to-maturity investments	22,699	—
Purchase of property and equipment	(1,531)	(787)
Acquired technology rights	(7)	—

Net cash (used in) investing activities	(10,320)	(1,768)

Cash flows from financing activities:
Proceeds from debt	454	—
Proceeds from issuance of common stock	139	808

Net cash provided by financing activities	593	808

Effect of foreign currency exchange rate on cash	111	35
Change in cash and cash equivalents	(10,904)	(873)
Cash and cash equivalents, beginning of period	81,619	27,233

Cash and cash equivalents, end of period	$70,715	$26,360

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LMNX Reports First Quarter 2009 Results

May 7, 2009
LUMINEX CORPORATION
RECONCILIATION OF NET INCOME EXCLUDING NON-RECURRING ITEMS TO GAAP NET INCOME
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2009	2008
Net loss	$(2,790)	$(1,166)
Non-recurring items:
Settlement of litigation	4,350	—
Adjusted net income (loss) excluding non-recurring items	$1,560	$(1,166)

Adjusted net income (loss) per share, basic	$0.04	$(0.03)

Shares used in computing net income (loss) per share, basic	40,347	35,422

Adjusted net income (loss) per share, diluted	$0.04	$(0.03)

Shares used in computing adjusted net income (loss) per share, diluted	40,347	35,422
The Company believes that the non-GAAP measure used in this presentation, when presented in conjunction with the comparable GAAP measure, is useful to both management and investors in analyzing financial and business trends regarding the Company’s ongoing business and operating performance. This non-GAAP measure should be considered in addition to, but not as a substitute for, items prepared in accordance with GAAP.
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